Exhibit 99.1

Sharps Technology Secures $400K Initial Purchase Order from U.S. Leader in IV Flushing Solutions as Part of $50 Million SoloGard Supply Agreement

Milestone order marks first commercial revenue for Sharps Technology under multi-year, 500-million syringe agreement

Investments in best-in-class manufacturing equipment position Sharps to offer differentiated high-volume syringe production to meet long-term contract demand

NEW YORK, April 30, 2025 (GLOBE NEWSWIRE) – Sharps Technology, Inc. (NASDAQ: “STSS” and “STSSW”) (“Sharps”), an innovative medical device and pharmaceutical packaging company offering patented, best-in-class smart-safety syringe products to the healthcare industry, today announced the receipt of a $400,000 purchase order from a U.S. leader in IV flushing solutions. This marks the first order under the previously announced $50 million supply agreement from July 2024.

“This order represents a transformative moment for Sharps Technology as we begin generating revenue and delivering on our commitment to shareholders,” said Robert Hayes, Chief Executive Officer of Sharps Technology. “Our strategic partnership is now moving from the agreement to the execution phase, with this initial order serving as the foundation for accelerating volume in the quarters ahead. Our Hungarian manufacturing facility is fully prepared to deliver these first orders of pump-compatible 10mL SoloGard syringes, allowing Sharps to recognize our first revenue of 2025. We look forward to advancing this supply agreement and delivering long-term value to our shareholders.”

The order initiates the landmark agreement announced in July 2024, under which Sharps will supply approximately 500 million customized 10mL SoloGard syringes to the U.S.-based supplier of medical saline and water products over a five-year period. The agreement is expected to generate approximately $50 million in revenue during its term.

Sharps has strategically invested in advanced production technology for SoloGard manufacturing and will soon begin installation and operational qualification to support increased production capacity. Sharps continues to work closely with the customer to finalize product qualification and optimize production processes to meet the growing demand anticipated under the agreement.

Braden Miller, Vice President of Product and Program Management at Sharps, concluded: “Our strategic investment in precision molding and advanced automation through partnerships with Husky Medical Molds powered by Schöttli and BBS Automation demonstrates our unwavering commitment to manufacturing efficiency. These collaborations enable us to dramatically streamline production processes while delivering superior quality for our SoloGard syringe systems. By leveraging industry-leading manufacturing technologies, we’re bringing precision, performance, and sustainability to our next-generation syringe manufacturing platform. These technological enhancements create significant operational efficiencies that will be instrumental in accelerating delivery against this $50 million contract.”

About Sharps Technology:

Sharps Technology is an innovative medical device and pharmaceutical packaging company offering patented, best-in-class smart-safety syringe products to the healthcare industry. The Company’s product lines focus on providing ultra-low waste capabilities, that incorporate syringe technologies that use both passive and active safety features. Sharps also offers products that are designed with specialized copolymer technology to support the prefillable syringe market segment. The Company has a manufacturing facility in Hungary. For additional information, please visit www.sharpstechnology.com.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “poised” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity, and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor Contact:

Holdsworth Partners

Adam Holdsworth

Phone: 917-497-9287

Email: IR@sharpstechnology.com